NEW YORK LIFE INVESTMENTS FUNDS TRUST

AMENDMENT TO THE

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 28th day of February, 2025, between the New York Life Investments Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 27, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend this Agreement to reflect the following changes including: (i) changes to the Trust’s and each Fund’s name; and (ii): revised management fee for NYLI MacKay Total Return Bond Fund

Former Trust Name	New Trust Name
MainStay Funds Trust	New York Life Investments Funds Trust

Former Fund Name	New Fund Name
MainStay Balanced Fund	NYLI Balanced Fund
MainStay Candriam Emerging Markets Equity Fund	NYLI Candriam Emerging Markets Equity Fund
MainStay CBRE Global Infrastructure Fund	NYLI CBRE Global Infrastructure Fund
MainStay CBRE Real Estate Fund	NYLI CBRE Real Estate Fund
MainStay Conservative Allocation Fund	NYLI Conservative Allocation Fund
MainStay Conservative ETF Allocation Fund	NYLI Conservative ETF Allocation Fund
MainStay Cushing® MLP Premier Fund	NYLI Cushing® MLP Premier Fund
MainStay Epoch Capital Growth Fund	NYLI Epoch Capital Growth Fund
MainStay Epoch Global Equity Yield Fund	NYLI Epoch Global Equity Yield Fund
MainStay Epoch International Choice Fund	NYLI Epoch International Choice Fund
MainStay Epoch U.S. Equity Yield Fund	NYLI Epoch U.S. Equity Yield Fund
MainStay Equity Allocation Fund	NYLI Equity Allocation Fund
MainStay Equity ETF Allocation Fund	NYLI Equity ETF Allocation Fund
MainStay Fiera SMID Growth Fund	NYLI Fiera SMID Growth Fund
MainStay Floating Rate Fund	NYLI Floating Rate Fund
MainStay Growth Allocation Fund	NYLI Growth Allocation Fund
MainStay Growth ETF Allocation Fund	NYLI Growth ETF Allocation Fund
MainStay MacKay Arizona Muni Fund	NYLI MacKay Arizona Muni Fund
MainStay MacKay California Tax Free Opportunities Fund	NYLI MacKay California Muni Fund
MainStay MacKay Colorado Muni Fund	NYLI MacKay Colorado Muni Fund
MainStay MacKay High Yield Municipal Bond Fund	NYLI MacKay High Yield Muni Bond Fund
MainStay MacKay Oregon Muni Fund	NYLI MacKay Oregon Muni Fund
MainStay MacKay New York Tax Free Opportunities Fund	NYLI MacKay New York Muni Fund
MainStay MacKay Short Duration High Income Fund	NYLI MacKay Short Duration High Income Fund
MainStay MacKay Short Term Municipal Fund	NYLI MacKay Short Term Muni Fund
MainStay MacKay Strategic Municipal Allocation Fund	NYLI MacKay Strategic Muni Allocation Fund
MainStay MacKay Total Return Bond Fund	NYLI MacKay Total Return Bond Fund
MainStay MacKay Utah Muni Fund	NYLI MacKay Utah Muni Fund
MainStay Moderate Allocation Fund	NYLI Moderate Allocation Fund
MainStay Moderate ETF Allocation Fund	NYLI Moderate ETF Allocation Fund

MainStay PineStone Global Equity Fund	NYLI PineStone Global Equity Fund
MainStay PineStone International Equity Fund	NYLI PineStone International Equity Fund
MainStay PineStone U.S. Equity Fund	NYLI PineStone U.S. Equity Fund
MainStay S&P 500 Index Fund	NYLI S&P 500 Index Fund
MainStay Short Term Bond Fund	NYLI Short Term Bond Fund
MainStay WMC Growth Fund	NYLI WMC Growth Fund
MainStay WMC International Research Equity Fund	NYLI WMC International Research Equity Fund
MainStay WMC Small Companies Fund	NYLI WMC Small Companies Fund

NOW, THEREFORE, the parties agree as follows:

(i) Effective August 28,2024, the name of the Trust and the name of the Funds have changed as set forth above.

(ii) Effective February 28, 2025, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

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 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:  /s/ Brian J. McGrady     By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady  Name: Kirk C. Lehneis

Title:  Director and Associate General Counsel  Title: Senior Managing Director

NEW YORK LIFE INVESTMENTS FUNDS TRUST

Attest:  /s/ Brian J. McGrady     By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady    Name: Kirk C. Lehneis

Title:  Assistant Secretary    Title:  President

SCHEDULE A

(As of February 28, 2025)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI Balanced Fund	0.65% on assets up to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLI Candriam Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
NYLI CBRE Global Infrastructure Fund	0.85% on assets up to $3 billion; and 0.84% on assets over $3 billion
NYLI CBRE Real Estate Fund	0.75% on all assets
NYLI Conservative Allocation Fund	0.00%*
NYLI Conservative ETF Allocation Fund	0.20% on all assets
NYLI Cushing® MLP Premier Fund	1.10% on assets up to $3 billion; and 1.05% on assets over $3 billion
NYLI Epoch Capital Growth Fund	0.75% on all assets
NYLI Epoch Global Equity Yield Fund	0.70% on all assets
NYLI Epoch International Choice Fund	0.80% on assets up to $5 billion; 0.775% on assets from $5 billion to $7.5 billion; and 0.75% on assets over $7.5 billion
NYLI Epoch U.S. Equity Yield Fund	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
NYLI Equity Allocation Fund	0.00%*
NYLI Equity ETF Allocation Fund	0.20% on all assets
NYLI Fiera SMID Growth Fund	0.75% on all assets
NYLI Floating Rate Fund	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI Growth Allocation Fund	0.00%*
NYLI Growth ETF Allocation Fund	0.20% on all assets
NYLI MacKay Arizona Muni Fund	0.45% on all assets
NYLI MacKay California Muni Fund	0.45% on assets up to $1 billion 0.43% on assets from $1 billion to $3 billion; and 0.42% on assets over $3 billion
NYLI MacKay Colorado Muni Fund	0.45% on all assets
NYLI MacKay High Yield Muni Bond Fund

0.55% on assets up to $1 billion;

0.54% on assets from $1 billion to $3 billion;
0.53% on assets from $3 billion to $5 billion;
0.52% on assets from $5 billion to $7 billion;

0.51% on assets from $7 billion to $9 billion;
0.50% on assets from $9 billion to $11 billion;
0.49% on assets from $11 billion to $13 billion; and
0.48% over $13 billion

NYLI MacKay New York Muni Fund	0.45% on assets up to $1 billion 0.43% on assets from $1 billion to $3 billion; and 0.42% on assets over $3 billion
NYLI MacKay Oregon Muni Fund	0.45% on all assets
NYLI MacKay Short Duration High Income Fund	0.65% on all assets
NYLI MacKay Short Term Muni Fund	0.35% on assets up to $1 billion 0.33% on assets from $1 billion to $5 billion; and 0.32% on assets over $5 billion
NYLI MacKay Strategic Muni Allocation Fund	0.40% on all assets
NYLI MacKay Total Return Bond Fund	0.35% on all assets
NYLI MacKay Utah Muni Fund	0.45% on all assets
NYLI Moderate Allocation Fund	0.00%*
NYLI Moderate ETF Allocation Fund	0.20% on all assets
NYLI PineStone Global Equity Fund	0.80% on all assets
NYLI PineStone International Equity Fund	0.80% on all assets

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI PineStone U.S. Equity Fund	0.55% on all assets
NYLI Short Term Bond Fund	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion
NYLI S&P 500 Index Fund	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
NYLI WMC Growth Fund	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLI WMC International Research Equity Fund	0.75% on all assets
NYLI WMC Small Companies Fund	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the

Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.